UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2013
Date of Report (Date of earliest event reported)

TAGLIKEME CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Third Floor, 7-8 Conduit Street, Mayfair, London, UK	W1S 2XF
(Address of principal executive offices)	(Zip Code)

44 207 290 6919
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Magna Group Assignment Agreement/12% Convertible Note

On April 1, 2013, the Board of Directors of TagLikeMe Corp., a Nevada corporation (the “Company”) authorized the execution of that certain assignment agreement dated April 1, 2013 (the "Assignment Agreement") with Magna Group LLC ("Magna Group") and that certain 12% convertible note in the principal amount of $95,000.00 (the "Convertible Note").

The Company had previously entered into two convertible notes as follows (collectively, the "Demand Notes"): (i) demand promissory note dated May 31, 2012 in the principal amount of $35,000.00 payable to Westrock Land Corp. ("Westrock"); and (ii) demand promissory note dated May 29, 2012 in the principal amount of $60,000.00 payable to Westrock. On April 1, 2013, Westrock entered into that certain assignment agreement with Magna Group and the Company (the "Assignment Agreement"), pursuant to which Westrock for certain consideration assigned all of its right, title and interest in and to the Demand Notes to the Magna Group. The Assignment Agreement further provided that the Company and Magna Group would enter into a restated convertible note as referenced above.

The Convertible Note provided that Magna Group is entitled, at its option, at any time after the issuance of the Convertible Note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into shares of the Company's common stock at a conversion price (the “Conversion Price”) for each share of common stock equal to a price which is a 45% discount from the lowest trading price in the five (5) trading days prior the day that Magna Group requests conversion, unless otherwise modified by mutual agreement between the parties (the “Conversion Price”). Moreover, if the Company's shares of common stock are chilled for deposit at DTC and/or becomes chilled at any point while the Convertible Note remains outstanding, an additional 8% discount will be attributed to the Conversion Price. The Company will not be obligated to issue fractional conversion shares. Magna Group may convert the Convertible Note into shares of common stock by surrendering the Convertible Note to the Company, with the form of conversion notice attached to the Convertible Note executed by Magna Group evidencing its intention to convert. Additionally, in no event shall the Conversion Price be less than $0.00004.

On May 6, 2013, the Company received a conversion notice from Magna Group (the "Conversion Notice") with regards to conversion of the Convertible Note resulting in the issuance of 17,101,711 shares of the Company's common stock at a price per share of $0.005555.

SECTION 3 – SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In accordance with the terms and provisions of the Convertible Note, Magna Group tendered to the Company the Conversion Notice pursuant to which Magna Group converted $95,000 of the Convertible Note into 17,101,711 shares of common stock. Therefore, effective May 6, 2013, the Company issued 17,101,711 shares of its common stock to Magna Group. The shares of common stock were issued to Magna Group in reliance on Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Magna Group acknowledged that the securities to be issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	Assignment Agreement dated April 1, 2013 between TagLike Me Corp. and Magna Group LLC.

10.02	12% Convertible Note dated April 1, 2013 between TagLikeMe Corp. and Magna Group LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TagLikeMe Corp.

DATE: May 28, 2013	By:	/s/ Richard Elliot-Square
Name: Richard Elliot-Square
Title: President/Chief Executive Officer